Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of New Source Energy Partners L.P. (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kristian B. Kos, Chief Executive Officer of New Source Energy GP, LLC, the general partner of New Source Energy Partners L.P. and Amber N. Bonney, principal financial officer of New Source Energy GP, LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

 Date: August 11, 2015

/s/ Kristian B. Kos
By:	Kristian B. Kos
Title:	Chief Executive Officer
New Source Energy GP, LLC
(as general partner of New Source Energy Partners L.P.)

Date: August 11, 2015

/s/ Amber N. Bonney
By:	Amber N. Bonney
Title:	Vice President Accounting and Principal Accounting Officer
New Source Energy GP, LLC
(as general partner of New Source Energy Partners L.P.)